UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

Ryan Specialty Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40645	86-2526344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Prudential Plaza 180 N. Stetson Avenue Suite 4600 Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

(312) 784-6001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2021, Ryan Specialty Group Holdings, Inc. (the “Company”) priced the initial public offering (“IPO”) of its Class A common stock, $0.001 par value per share (the “Class A Common Stock”), at an offering price of $23.50 per share (the “IPO Price”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-257233), as amended (the “Registration Statement”). On July 21, 2021, in connection with the pricing of the IPO, the Company and Ryan Specialty Group, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC (the “Representatives”), as representatives of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 56,918,278 shares of its Class A Common Stock at the IPO Price. The Underwriters were granted a 30-day option to purchase up to an additional 8,537,742 shares of Class A Common Stock from the Company, which was exercised by the Underwriters in whole. The offering closed and the shares were delivered on July 26, 2021 (the “Closing Date”).

The Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

This description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 1.1, which is hereby incorporated by reference into this Item 1.01.

In connection with the consummation of the IPO, the Company entered into the following agreements, previously filed as exhibits to the Registration Statement:

•

a Registration Rights Agreement, dated as of July 26, 2021, by and among the Company and the other signatories party thereto, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference;

•

a Tax Receivable Agreement, dated as of July 26, 2021, by and among the Company and the other signatories party thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein;

•

a Sixth Amended and Restated Limited Liability Agreement of Ryan Specialty Group, LLC, dated as of July 26, 2021, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein;

•

a Director Nomination Agreement, dated as of July 26, 2021, by and among the Company and the other signatories party thereto, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein;

The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

On July 26, 2021, Ryan Specialty Group, LLC entered into an amendment (the “Amendment”) to its Credit Agreement among JPMorgan Chase Bank, N.A., as administrative agent and the other lenders party thereto, dated September 1, 2020 (the “Credit Agreement”). The Amendment provides for an increase in the size of the Revolving Credit Facility from $300 million to $600 million. Interest on the upsized Revolving Credit Facility bears interest at a rate of LIBOR plus a margin that ranges from 2.50% to 3.00%, based on the first lien net leverage ratio defined in the Credit Agreement (as defined herein). No other significant terms under the Credit Agreement governing the Revolving Credit Facility were changed in connection with the Amendment.

The lenders under the Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing description of the Amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Facility, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Form on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the the IPO, the Company issued to (i) the existing holders of Ryan Specialty Group, LLC’s common units (a) 20,565,633 shares of Class A Common Stock, and (b) 149,162,107 shares of Class B common stock of the Company, par value $0.001 per share (the “Class B Common Stock”) and (ii) Onex (a) 640,784 shares of Class X common stock of the Company, par value $0.001 (the “Class X Common Stock”), which Class X Common Stock was immediately redeemed in consideration of an interest in the Tax Receivable Agreement and (b) 20,680,420 shares of Class A Common Stock of the Company. The description in Item 5.03 below of the Amended and Restated Certificate of Incorporation is incorporated herein by reference. The issuances of the Class A Common Stock, Class B Common Stock and Class X Common Stock described in this paragraph were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03. Material Modifications to Rights of Security Holders.

The description in Item 5.03 below of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2021, Henry S. Bienen, David P. Bolger, Michelle L. Collins, Nicholas D. Cortezi, William J. Devers, D. Cameron Findlay, Robert Le Blanc, Andrew J. McKenna, Michael D. O’Halleran, John W. Rogers, Jr. and Timothy W. Turner were appointed to the Company’s board of directors. Information regarding the committees upon which these directors are expected to serve, related party transactions involving any of these directors and the compensation plans in which such directors participate were previously reported (as defined by Rule 12b-2 under the Exchange Act of 1934) in the Registration Statement.

On July 26, 2021, the Company entered into indemnification agreements with its directors and executive officers and certain of its shareholders in connection with the closing of the IPO. These agreements will require the Company to indemnify these parties to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

These indemnification rights are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, any agreement, or vote of stockholders or disinterested directors or otherwise.

The foregoing is only a summary of the material terms of the amended indemnification agreements, and is qualified in its entirety by reference to the form of indemnification agreement and indemnification agreement, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On July 21, 2021, the Company adopted the Ryan Specialty Group Holdings, Inc. 2021 Omnibus Incentive Plan (the “Plan”), a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein. The description and form of the Plan is substantially the same as the description and the form set forth in and filed as an exhibit to the Registration Statement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2021, the Company’s Amended and Restated Certificate of Incorporation, in the form previously filed as Exhibit 3.2 to the Registration Statement, and the Company’s Amended and Restated Bylaws, in the form previously filed as Exhibit 3.4 to the Registration Statement, became effective. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The descriptions and forms of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are substantially the same as the descriptions and forms set forth in and filed as exhibits to the Registration Statement.

Item 8.01. Other Events.

On July 21, 2021, the Company issued a press release announcing the pricing of the offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On July 26, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein, announcing the exercise in whole of the Underwriters’ option to purchase up to an additional 8,537,742 shares of Class A Common Stock from the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of July 21, 2021, among Ryan Specialty Group Holdings, Inc., Ryan Specialty Group, LLC and J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives for the underwriters named therein.

3.1	Amended and Restated Certificate of Incorporation of Ryan Specialty Group Holdings, Inc., dated July 21, 2021.

3.2	Amended and Restated Bylaws of Ryan Specialty Group Holdings, Inc., dated July 21, 2021.

4.1	Registration Rights Agreement, dated July 26, 2021, by and among Ryan Specialty Group Holdings, Inc. and the other signatories party thereto.

10.1	Tax Receivable Agreement, dated as of July 26, 2021, by and among Ryan Specialty Group Holdings, Inc. and the other signatories party thereto.

10.2	Sixth Amended and Restated Limited Liability Company Agreement of Ryan Specialty Group, LLC, dated as of July 26, 2021, by and among Ryan Specialty Group, LLC and the other signatories party thereto.

10.3	Form of Director and Officer Indemnification Agreement, by and among Ryan Specialty Group Holdings, Inc. and the other signatories party thereto (incorporated by reference to Exhibit 10.4 to Ryan Specialty Group Holdings, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 21, 2021).

10.4	Indemnification Agreement, by and among Ryan Specialty Group Holdings, Inc. and Patrick G. Ryan, dated as of July 26, 2021.

10.5	Director Nomination Agreement, dated as of July 26, 2021, by and among Ryan Specialty Group Holdings, Inc. and the other signatories party thereto.

10.6	Ryan Specialty Group Holdings, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Ryan Specialty Group Holdings, Inc.’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 26, 2021).

10.7	Amendment to the Credit Agreement, dated July 26, 2021, among Ryan Specialty Group, LLC and JPMorgan Chase Bank, N.A., as administrative agent and the other lenders party thereto.

99.1	Press Release, dated as of July 21, 2021.

99.2	Press Release, dated as of July 26, 2021.

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN SPECIALTY GROUP HOLDINGS, INC.

Date: July 26, 2021	By:	/s/ Patrick G. Ryan
	Name:	Patrick G. Ryan
	Title:	Chief Executive Officer